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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549
                                  __________

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Great Lakes REIT
------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                Maryland                                   36-4238056
----------------------------------------               -------------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification no.)


823 Commerce Drive, Suite 300, Oak Brook, Illinois          60523
--------------------------------------------------       ----------
  (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

              Securities Act registration statement file
                number to which this form relates:  333-49499
                                                  --------------
                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                         Name of Each Exchange on Which
  to be so Registered                         Each Class is to be Registered
  -------------------                         ------------------------------

9-3/4% Series A Cumulative Redeemable
Preferred Shares of Beneficial Interest,
$.01 par value per share                          New York Stock Exchange
----------------------------------------      -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
--------------------------------------------------------------------------------
                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the 9-3/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share ("Series A Preferred Shares"), of Great Lakes REIT (the "Company") is contained in a Prospectus Supplement dated December 16, 1998 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933. Such Prospectus Supplement supplements the Prospectus dated December 16, 1998 and relates to Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-49499), which became effective on August 17, 1998. The Prospectus Supplement is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The Series A Preferred Shares described herein are to be registered on the New York Stock Exchange, Inc., on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange, Inc.:


  Exhibit
  Number       Exhibit
  -------      --------
   (1)    Form of Articles Supplementary of the Company relating to the 9-3/4%
          Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
          of the Company.

   (2)    Amended and Restated Declaration of Trust of the Company, dated
          July 27, 1998.  (Incorporated by reference to Appendix B to the Proxy
          Statement/Prospectus that is part of the Company's Registration
          Statement on Form S-4, as amended (File No. 333-56167) (the "S-4").)

   (3) Bylaws of the Company, dated June 12, 1998. (Incorporated by reference to Appendix C to the Proxy Statement/Prospectus that is part of the S-4.)

   (4)    Form of Series A Preferred Share Certificate.

                                       2

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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        GREAT LAKES REIT


                                        By: /s/ James Hicks
                                           ----------------------
                                           Name: James Hicks
                                           Title: Treasurer

Dated: December 16, 1998









                                       3

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                                  INDEX TO EXHIBITS



  Exhibit
  Number       Exhibit
  -------      --------
   (1)    Form of Articles Supplementary of the Company relating to the 9-3/4%
          Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
          of the Company.

   (2)    Amended and Restated Declaration of Trust of the Company, dated
          July 27, 1998.  (Incorporated by reference to Appendix B to the Proxy
          Statement/Prospectus that is part of the Company's Registration
          Statement on Form S-4, as amended (File No. 333-56167) (the "S-4").)

   (3) Bylaws of the Company, dated June 12, 1998. (Incorporated by reference to Appendix C to the Proxy Statement/Prospectus that is part of the S-4.)

   (4)    Form of Series A Preferred Share Certificate.